Exhibit 99.1

Tenet Reports First Quarter 2022 Results;
Retired over $800 Million of Debt To Date in 2022;
Maintains 2022 Adjusted EBITDA Outlook
•Net income from continuing operations available to common shareholders in Q1’22 of $139 million ($135 million excluding grant income) versus net income from continuing operations of $97 million in Q1’21 ($73 million excluding grant income)

•Consolidated Adjusted EBITDA in Q1’22 of $888 million ($882 million excluding $6 million of grant income), exceeding the Company's Q1’22 Outlook range, versus $777 million in Q1’21 ($740 million excluding $37 million of grant income); Q1'22 included a $69 million gain from the sale of certain medical office buildings for net cash proceeds of $147 million

•Diluted earnings per share from continuing operations available to common shareholders in Q1’22 of $1.27 ($1.23 per share excluding grant income) compared to $0.90 in Q1’21 ($0.68 per share excluding grant income); Adjusted diluted earnings per share from continuing operations of $1.93 in Q1’22 ($1.89 per share excluding grant income) compared to $1.30 in Q1’21 ($1.07 per share excluding grant income)

•Same-facility system-wide ambulatory surgical cases increased 8.0 percent versus Q1’21, reflecting continuing volume recovery from the impact of the pandemic, particularly in orthopedic and gastrointestinal procedures

•Due to the impact from the surge of Omicron, same-hospital adjusted admissions for Q1’22 decreased 1.4 percent versus Q1’21

•Net cash provided by operating activities in Q1’22 of $228 million ($422 million excluding $194 million of repayments associated with pandemic-related Medicare Advance Payments received in 2020); free cash flow of $73 million in Q1’22 ($267 million excluding the repayment of Medicare advances)

•The Company has early retired $824 million of debt to date in 2022, including its previously announced retirement of $700 million of 7.5 percent senior secured notes due in 2025; expects annual cash interest savings of $61 million

DALLAS — April 20, 2022 — Tenet Healthcare Corporation (Tenet) (NYSE: THC) today announced its results for the quarter ended March 31, 2022 (Q1’22). Tenet’s results for Q1’22 versus the quarter ended March 31, 2021 (Q1’21) follow:

($ in millions, except per share results)	Q1’22	Q1’21
Net income available to Tenet common shareholders from continuing operations	$139	$97
Net income available to Tenet common shareholders from continuing operations per diluted share	$1.27	$0.90
Adjusted EBITDA excluding grant income	$882	$740
Adjusted EBITDA including grant income	$888	$777
Adjusted diluted earnings per share from continuing operations	$1.93	$1.30
The table above as well as tables and discussions throughout this earnings release include certain financial measures that are not in accordance with accounting principles generally accepted in the United States of America (GAAP). Reconciliations of GAAP measures to the Adjusted (non-GAAP) measures used are detailed in Tables #1-3 included at the end of this earnings release. Management’s reasoning for the use of these non-GAAP measures and descriptions of the various non-GAAP measures are included in the Non-GAAP Financial Measures section of this earnings release.

“We had a strong start to the year, generating Adjusted EBITDA above our expectations and further improving our balance sheet in the quarter,” said Saum Sutaria, M.D., Chief Executive Officer. “We demonstrated operational discipline across each operating segment, including impressive case growth at USPI, strong and consistent performance in our hospitals and continued margin enhancement at Conifer.”

COVID-19 Pandemic (COVID)

The Company continues to treat COVID patients and effectively manage the operational and financial impact of the pandemic on its operations. The Company experienced an acceleration in COVID cases associated with the Omicron variant during January 2022 with cases declining over 90 percent from that peak by the end of Q1’22.

Results from Continuing Operations Available to Tenet Common Shareholders

Net income from continuing operations available to the Company’s common shareholders in             Q1’22 was $139 million, or $1.27 per diluted share, versus net income from continuing operations of $97 million, or $0.90 per diluted share, in Q1’21. The following items were included in the Q1’22 and Q1’21 periods:
•Q1’22 included COVID-related stimulus grant income of $6 million pre-tax ($4 million after-tax, or $0.04 per diluted share) versus $37 million pre-tax grant income ($24 million after-tax, or $0.22 per diluted share) in Q1’21.

Adjusted Net Income from Continuing Operations Available to Tenet Common Shareholders

Reconciliations of net income available to Tenet common shareholders to Adjusted net income from continuing operations available to Tenet common shareholders are contained in Table #1 at the end of this release.

Tenet’s Q1’22 Adjusted net income from continuing operations available to its common shareholders was $213 million, or $1.93 per diluted share, compared to $140 million, or $1.30 per diluted share, in Q1’21.

Adjusted EBITDA

Reconciliations of net income available to Tenet common shareholders to Adjusted EBITDA are contained in Table #2 at the end of this release.

Adjusted EBITDA in Q1’22 was $888 million ($882 million excluding $6 million of grant income) compared to $777 million in Q1’21 ($740 million excluding $37 million of grant income).

Early Retirement of Debt

In Q1’22, the Company retired $700 million aggregate principal amount of its 7.50 percent senior secured notes due in 2025, for a total redemption price of approximately $730 million, using available cash on hand. Also, to date in 2022, the Company has purchased approximately $124 million aggregate principal amount of its 6.75 percent senior unsecured notes due in 2023 on the open market for approximately $129 million using available cash on hand ($103 million of which was purchased in Q1’22). In conjunction with these transactions, Tenet expects its future annual cash interest payments will be reduced by $61 million.

In Q1’21, the Company retired $478 million of 7.00 percent senior unsecured notes due in 2025 using available cash on hand, reducing annual cash interest payments by $33 million.

Ambulatory Care (Ambulatory) Segment Results

Tenet’s Ambulatory business segment is comprised of the operations of United Surgical Partners International (USPI). As of March 31, 2022, USPI had interests in 404 ambulatory surgery centers (253 consolidated) and 24 surgical hospitals (eight consolidated) in 34 states. Results for Q1’21 included USPI’s imaging centers (realigned under the Hospital segment as of April 1, 2021) and its urgent care centers (sold in April 2021). The Company owns 95 percent of USPI.

Ambulatory segment results ($ in millions)	Q1’22	Q1’21
Revenues
Net operating revenues	$738	$646
Grant income excluding amount in equity earnings	$2	$7
Grant income in equity earnings	$—	$6
Same-facility system-wide net patient service revenues (a)	$1,441	$1,319
Volume Changes versus the Prior-Year Period
Same-facility system-wide surgical cases (a)	8.0%	1.9%
Same-facility system-wide surgical cases on same-business day basis (a)	6.3%	3.5%
Adjusted EBITDA, Margins and Noncontrolling Interest (NCI)
Adjusted EBITDA excluding grant income	$280	$244
Adjusted EBITDA including grant income	$282	$257
Adjusted EBITDA margin excluding grant income	37.9%	37.8%
Adjusted EBITDA margin including grant income	38.2%	39.8%
Adjusted EBITDA less facility-level NCI excluding grant income	$186	$160
Adjusted EBITDA less facility-level NCI	$187	$169
Adjusted EBITDA less total NCI excluding grant income (d)	$182	$156
Adjusted EBITDA less total NCI	$183	$165

(a)    Same-facility system-wide revenues and statistical information include the results of the facilities in which the Ambulatory segment has an investment that are not consolidated by Tenet. To help analyze the segment’s results of operations, management uses system-wide measures, which include revenues and cases of both consolidated and unconsolidated facilities.

Revenues and Volumes
•The Ambulatory segment produced net operating revenues of $738 million in Q1’22, an increase of 14.2 percent compared to $646 million in Q1’21. This increase primarily related to higher volumes in Q1’22 than in Q1’21, new service line growth and additional revenues associated with the SurgCenter Development (SCD) acquisition completed in December 2021, partially offset by the absence of revenues from USPI’s urgent care centers, which were sold in the second quarter of 2021, and the realignment of USPI’s imaging centers under the Company’s Hospital segment also in the second quarter of 2021.
•Surgical business same-facility system-wide net operating revenues increased 9.3 percent in Q1’22 compared to Q1’21, with cases up 8.0 percent and revenue per case up 1.1 percent.

Adjusted EBITDA
•Ambulatory segment Adjusted EBITDA was $282 million in Q1’22 ($280 million excluding $2 million of grant income) compared to $257 million in Q1’21 ($244 million excluding $13 million of grant income).
•Adjusted EBITDA margin for the Ambulatory segment excluding grant income was 37.9 percent in Q1’22 compared to 37.8 percent in Q1’21.

•Adjusted EBITDA less facility-level NCI in Q1’22 was $187 million ($186 million excluding grant income) compared to $169 million in Q1’21 ($160 million excluding grant income).

Hospital Operations and Other (Hospital) Segment Results

Tenet’s Hospital business segment is primarily comprised of acute care and specialty hospitals, imaging centers, ancillary outpatient facilities, micro-hospitals and physician practices. Effective April 1, 2021, the Company’s imaging centers that were previously operated under USPI were realigned under the Hospital segment.

Hospital segment results ($ in millions)	Q1’22	Q1’21
Revenues
Net operating revenues (prior to inter-segment eliminations)	$3,798	$3,947
Grant income	$4	$24
Same-hospital net patient service revenues (b)	$3,478	$3,392
Same-Hospital Volume Changes versus the Prior-Year Period (b)
Admissions	(4.7)%	(10.6)%
Adjusted admissions (c)	(1.4)%	(13.4)%
Outpatient visits (including outpatient ER visits)	1.4%	(11.4)%
Emergency Room visits (inpatient and outpatient)	13.9%	(26.0)%
Hospital surgeries	(0.2)%	(5.1)%
Adjusted EBITDA
Adjusted EBITDA excluding grant income	$510	$410
Adjusted EBITDA including grant income	$514	$434
Adjusted EBITDA margin
Adjusted EBITDA margin excluding grant income	13.4%	10.4%
Adjusted EBITDA margin including grant income	13.5%	11.0%
(b)    Same-hospital revenues and statistical data include those for hospitals and hospital-affiliated outpatient centers operated by the Company’s Hospital segment continuously from January 1, 2020 through March 31, 2022. Amounts associated with physician practices are excluded. Prior-period same-hospital net patient service revenues and volume changes have been recast to reflect only the continuously operated facilities since January 1, 2020.
(c)    Adjusted admissions represent actual patient admissions adjusted to include outpatient services provided by facilities in our Hospital segment by multiplying actual patient admissions by the sum of gross inpatient revenues and outpatient revenues, then dividing that result by gross inpatient revenues.

Revenues and Volumes
•Net operating revenues (which exclude grant income) in the Hospital segment were $3.798 billion in Q1’22, a decline of 3.8 percent from $3.947 billion in Q1’21. The decrease in revenues was primarily due to the sale of the Company’s Miami-area hospitals in Q3’21, partially offset by improved pricing yield.
•Same-hospital net patient service revenues were $3.478 billion in Q1’22, growth of 2.5 percent from $3.392 billion in Q1’21.
•Same-hospital net patient service revenue per adjusted admission increased 4.0 percent year-over-year for Q1’22 primarily reflecting improved pricing yield.

Adjusted EBITDA
•Adjusted EBITDA in the segment was $514 million in Q1’22 ($510 million excluding $4 million of grant income) compared to $434 million in Q1’21 ($410 million excluding $24 million of grant income). The Adjusted EBITDA margin excluding grant income was 13.4 percent in Q1’22 compared to 10.4 percent in Q1’21, and reflects continued strength in patient acuity due to the Company's focus on growing higher acuity services, partially offset by elevated contract labor rates and premium pay.
•Adjusted EBITDA in Q1’22 included a $69 million gain on the sale of certain medical office buildings for cash proceeds of approximately $147 million. Additionally, as a result of the approval of Texas’ Medicaid supplemental funding programs by the Centers for Medicare & Medicaid Services (CMS) in March 2022, the Company recognized approximately $57 million of revenue in Q1’22, which represented revenue from September 2021 through March 2022.

Conifer Segment Results

Tenet’s Conifer business segment provides comprehensive end-to-end and focused-point business process services, including hospital and physician revenue cycle management, patient communications and engagement support and value-based care solutions to hospitals, health systems, physician practices, employers and other clients.

As announced on March 1, 2022, based on ongoing shareholder value creation opportunities and improved business fundamentals, the Company is no longer pursuing a spinoff of its Conifer Health Solutions subsidiary.

Conifer segment results ($ in millions)	Q1’22	Q1’21
Net operating revenues	$324	$310
Adjusted EBITDA	$92	$86
Adjusted EBITDA margin	28.4%	27.7%

Revenues
Conifer segment revenues in Q1’22 were $324 million compared to $310 million in Q1’21, an increase of 4.5 percent, primarily due to contractual rate increases and new business expansion.
Adjusted EBITDA
Conifer generated $92 million of Adjusted EBITDA in Q1’22 compared to $86 million in Q1’21 primarily due to the impact of 4.5 percent revenue growth and continued effective cost management. Conifer’s Adjusted EBITDA margin was 28.4 percent in Q1’22 versus 27.7 percent in Q1’21.

Balance Sheet, Cash Flows and Liquidity

Balance Sheet Highlights

($ in millions)	March 31, 2022	December 31, 2021
Cash and cash equivalents	$1,405	$2,364
Accounts receivable days outstanding	58.9	57.0
Line-of-credit borrowings outstanding	—	—
Ratio of net debt plus Medicare advances liability to Adjusted EBITDA (d)	3.93	4.07
(d)    Net debt is total debt less cash and cash equivalents

•Cash and cash equivalents at March 31, 2022 were $959 million lower than December 31, 2021 primarily due to the Company’s early retirement of $700 million of debt during Q1’22 as well as the Company’s purchase of $103 million of 6.75 percent senior unsecured notes due in 2023 during Q1’22.
•In the year ended December 31, 2020 (FY 2020), the Company received approximately $1.5 billion of Medicare advance payments from CMS. Approximately $194 million of the Medicare advances were repaid during Q1’22 by the Company, with approximately $616 million of these advances having been repaid by the Company during the year ended December 31, 2021. Repayment terms for the Medicare advance payments began in April 2021 (12 months from the Company’s receipt of the advance payments in April 2020). An annual interest rate of 4.0 percent will be assessed on any outstanding balances 29 months from the initial advance. The Company began repaying these advance payments in April 2021 and expects to fully repay the advances before interest starts to accrue in September 2022.
•The Company had no outstanding borrowings on its $1.5 billion line of credit as of March 31, 2022.
•The Company’s ratio of net debt plus the Medicare advances liability to Adjusted EBITDA was 3.93x at March 31, 2022 compared to 4.07x at December 31, 2021.
•Accounts receivable days outstanding increased to 58.9 days at March 31, 2022 compared to 57.0 days at December 31, 2021. This change is primarily due to the approval of Texas’ Medicaid supplemental funding programs by CMS at the end of March 2022, which resulted in the Company recognizing approximately $57 million of revenue in Q1’22 that has not been collected yet since the program was just recently approved.

Cash flows and liquidity

Reconciliations of net cash provided by operating activities to both Free Cash Flow and Adjusted Free Cash Flow are contained in Table #3 at the end of this release.

($ in millions)	Q1’22	Q1’21
Net cash provided by operating activities	$228	$534
Capital expenditures	$(155)	$(121)
Free cash flow	$73	$413
Adjusted free cash flow	$129	$464
Net cash used in investing activities	$(60)	$(145)
Net cash used in financing activities	$(1,127)	$(694)

•The Company produced free cash flow of $73 million in Q1’22 ($267 million excluding $194 million of repayments in Q1’22 associated with Medicare advances received in 2020). There were no repayments of Medicare advances in Q1’21.
•Also, free cash flow in Q1’22 included $5 million of pandemic-related grant receipts compared to $31 million in Q1’21.

Company Outlook

•Reconciliations of Outlook net income available to Tenet common shareholders to Outlook Adjusted EBITDA for the year ending December 31, 2022 (FY 2022) and the quarter ending June 30, 2022 (Q2’22) are contained in Table #4 at the end of this release.
•Reconciliations of Outlook net income available to Tenet common shareholders to Outlook Adjusted net income from continuing operations to common shareholders for FY 2022 and Q2'22 are contained in Table #5 at the end of this release.
•Reconciliations of Outlook net cash provided by operating activities to Outlook free cash flow and Outlook Adjusted free cash flow from continuing operations for FY 2022 are contained in Table #6 at the end of this release.

Tenet’s Outlook for FY 2022 (consolidated and by segment) and Q2'22 follows:

CONSOLIDATED ($ in millions except per share amounts)	FY 2022 Outlook	Q2’22 Outlook
Net operating revenues	$19,500 to $19,900	$4,800 to $5,000
Income from continuing operations available to Tenet common stockholders	$491 to $666	$104 to $144
Adjusted EBITDA	$3,375 to $3,575	$800 to $850
Adjusted EBITDA margin	17.3% to 18.0%	16.7% to 17.0%
Diluted income per common share from continuing operations	$4.47 to $6.05	$0.95 to $1.30
Adjusted net income from continuing operations	$645 to $775	$130 to $160
Adjusted diluted earnings per share from continuing operations	$5.86 to $7.03	$1.18 to $1.45
Equity in earnings of unconsolidated affiliates	$240 to $260	$60 to $70
Depreciation and amortization	$875 to $900	$210 to $220
Interest expense	$870 to $880	$215 to $225
Net income available to NCI	$590 to $630	$135 to $155
Weighted average diluted common shares	~111 million	~112 million
NCI cash distributions	$510 to $550
Effective tax rate (f)	~23%
Net cash provided by operating activities	$1,150 to $1,450
Adjusted net cash provided by operating activities	$1,300 to $1,550
Capital expenditures	$725 to $775
Free cash flow	$425 to $675
Free cash flow excluding repayments of Medicare Advance Payments and Deferred Payroll Tax Payments	$1,433 to $1,683
Adjusted free cash flow – continuing operations	$575 to $775
Adjusted free cash flow – continuing operations, excluding repayments of Medicare Advance Payments and Deferred Payroll Tax Payments	$1,583 to $1,783
(f)    The effective tax rate is calculated as income tax expense divided by the adjusted pretax income. Income tax expense is calculated by multiplying 24% (the federal corporate tax rate of 21% plus an estimate of state taxes) by the sum of: adjusted pretax income less GAAP NCI expense plus permanent differences, non-deductible interest expense and non-cash NCI expense related to the portion of USPI the Company does not own.

Ambulatory Segment ($ in millions)	FY 2022 Outlook
Net operating revenues	$3,275 to $3,375
Adjusted EBITDA	$1,375 to $1,425
Total NCI (Facility level and Baylor University Medical Center)	$490 to $515
Adjusted EBITDA less total NCI	$885 to $910
Changes versus prior year (g):
Surgical cases volumes	Up 3% to 4%
Net revenues per surgical case	Up 2.5% to 3.5%

Hospital Segment ($ in millions)	FY 2022 Outlook
Net operating revenues (prior to inter-segment eliminations)	$15,385 to $15,635
Adjusted EBITDA	$1,640 to $1,780
NCI	$30 to $40
Changes versus prior year (g):
Inpatient admissions	Flat to up 2%
Adjusted admissions	Up 2% to 4%

Conifer Segment ($ in millions)	FY 2022 Outlook
Net operating revenues	$1,325 to $1,375
Adjusted EBITDA	$360 to $370
NCI	$70 to $75
(g)    Same-hospital basis for hospital statistics; USPI surgical cases on a same-facility system-wide basis

Management’s Webcast Discussion of Results

Tenet management will discuss the Company’s Q1’22 results in a webcast scheduled for 10:00 a.m. Eastern Time (9:00 a.m. Central Time) on April 21, 2022. Investors can access the webcast through the Company’s website at www.tenethealth.com/investors.

The slide presentation associated with the webcast referenced above, a copy of this earnings press release and a related supplemental financial disclosures document will be available on the Company’s Investor Relations website on April 20, 2022.

Cautionary Statement

This release contains “forward-looking statements” - that is, statements that relate to future, not past, events. In this context, forward-looking statements often address the Company’s expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “assume,” “believe,” “budget,” “estimate,” “forecast,” “intend,” “plan,” “predict,” “project,” “seek,” “see,” “target,” or “will.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain, especially with regards to developments related to COVID-19. Particular uncertainties that could cause the Company’s actual results to be materially different than those expressed in the Company’s forward-looking statements include, but are not limited to, the impact of the COVID-19 pandemic and other factors disclosed under “Forward-Looking Statements” and “Risk Factors” in our Form 10-K for the year ended December 31, 2021 and other filings with the Securities and Exchange Commission.

About Tenet Healthcare

Tenet Healthcare Corporation (NYSE: THC) is a diversified healthcare services company headquartered in Dallas. Our care delivery network includes United Surgical Partners International, the largest ambulatory platform in the country, which operates or has ownership interests in approximately 440 ambulatory surgery centers and surgical hospitals. We also operate 60 acute care and specialty hospitals, approximately 110 other outpatient facilities, a network of leading employed physicians and a global business center in Manila, Philippines. Our Conifer Health Solutions subsidiary provides revenue cycle management and value-based care services to hospitals, health systems, physician practices, employers and other clients. Across the Tenet enterprise, we are united by our mission to deliver quality, compassionate care in the communities we serve. For more information, please visit www.tenethealth.com.

Contact Information

Investor Contact	Media Contact
Will McDowell	Lesley Bogdanow
469-893-2387	469-893-2640
william.mcdowell@tenethealth.com	mediarelations@tenethealth.com

Non-GAAP Financial Measures

•Adjusted EBITDA, a non-GAAP measure, is defined by the Company as net income available (loss attributable) to Tenet common shareholders before (1) the cumulative effect of changes in accounting principles, (2) net loss attributable (income available) to noncontrolling interests, (3) income (loss) from discontinued operations, net of tax, (4) income tax benefit (expense), (5) gain (loss) from early extinguishment of debt, (6) other non-operating income (expense), net, (7) interest expense, (8) litigation and investigation benefit (costs), net of insurance recoveries, (9) net gains (losses) on sales, consolidation and deconsolidation of facilities, (10) impairment and restructuring charges and acquisition-related costs, (11) depreciation and amortization and (12) income (loss) from divested and closed businesses (i.e., health plan businesses). Litigation and investigation costs excluded do not include ordinary course of business malpractice and other litigation and related expenses.
•Adjusted diluted earnings (loss) per share from continuing operations, a non-GAAP measure, is defined by the Company as Adjusted net income available (loss attributable) from continuing operations to Tenet common shareholders, divided by the weighted average diluted shares outstanding in the reporting period.
•Adjusted net income available (loss attributable) from continuing operations to Tenet common shareholders, a non-GAAP measure, is defined by the Company as net income available (loss attributable) to Tenet common shareholders before (1) income (loss) from discontinued operations, net of tax, (2) gain (loss) from early extinguishment of debt, (3) litigation and investigation benefit (costs), net of insurance recoveries, (4) net gains (losses) on sales, consolidation and deconsolidation of facilities, (5) impairment and restructuring charges and acquisition-related costs, (6) income (loss) from divested and closed businesses (i.e., health plan businesses) and (7) the associated impact of these items on taxes and noncontrolling interests. Litigation and investigation costs excluded do not include ordinary course of business malpractice and other litigation and related expenses.
•Free Cash Flow, a non-GAAP measure, is defined by the Company as (1) net cash provided by (used in) operating activities, less (2) purchases of property and equipment for continuing operations.
•Free Cash Flow excluding repayments of Medicare Advances and Deferred Payroll Tax Payments, a non-GAAP measure, is defined by the Company as (1) Free Cash Flow plus (2) repayments of Medicare Advances and Deferred Payroll Tax Payments.
•Adjusted Free Cash Flow, a non-GAAP measure, is defined by the Company as (1) Adjusted net cash provided by (used in) operating activities from continuing operations, less (2) purchases of property and equipment from continuing operations.
•Adjusted Free Cash Flow excluding repayments of Medicare Advances and Deferred Payroll Tax Payments, a non-GAAP measure, is defined by the Company as (1) Adjusted Free Cash Flow plus (2) repayments of Medicare Advances and Deferred Payroll Tax Payments.
•Adjusted net cash provided by (used in) operating activities, a non-GAAP measure, is defined by the Company as cash provided by (used in) operating activities prior to (1) payments for restructuring charges, acquisition-related costs and litigation costs and settlements, and (2) net cash provided by (used in) operating activities from discontinued operations.

The Company believes the foregoing non-GAAP measures are useful to investors and analysts because they present additional information on the Company’s financial performance. Investors, analysts, Company management and the Company’s Board of Directors utilize these non-GAAP measures, in addition to GAAP measures, to track the Company’s financial and operating performance and compare the Company’s performance to its peer companies, which use similar non-GAAP financial measures in their presentations and earnings releases. The Human Resources Committee of the Company’s Board of Directors also uses certain of these measures to evaluate management’s performance for the purpose of determining incentive compensation. Additional information regarding the purpose and utility of specific non-GAAP measures used in this release is set forth below.

The Company believes that Adjusted EBITDA is a useful measure, in part, because certain investors and analysts use both historical and projected Adjusted EBITDA, in addition to other GAAP and non-GAAP measures, as factors in determining the estimated fair value of shares of the Company’s common stock. Company management also regularly reviews the Adjusted EBITDA performance for each operating segment. The Company does not use Adjusted EBITDA to measure liquidity, but instead to measure operating performance.

The Company uses, and believes investors use, Free Cash Flow and Adjusted Free Cash Flow, and Free Cash Flow and Adjusted Free Cash Flow excluding repayments of Medicare Advances and Deferred Payroll Tax Payments as supplemental non-GAAP measures to analyze cash flows generated from the Company’s operations. The Company believes these measures are useful to investors in evaluating its ability to fund distributions paid to noncontrolling interests or for acquisitions, purchasing equity interests in joint ventures or repaying debt.

These non-GAAP measures may not be comparable to similarly titled measures reported by other companies. Because these measures exclude many items that are included in the Company’s financial statements, they do not provide a complete measure of the Company’s operating performance. For example, the Company’s definitions of Free Cash Flow and Adjusted Free Cash Flow do not include other important uses of cash including (1) cash used to purchase businesses or joint venture interests, or (2) any items that are classified as Cash Flows From Financing Activities on the Company’s Consolidated Statement of Cash Flows, including items such as (i) cash used to repay borrowings, (ii) distributions paid to noncontrolling interests, or (iii) payments under the Put/Call Agreement for USPI's redeemable noncontrolling interest, which are recorded on the Statement of Cash Flows as the purchase of noncontrolling interest. Accordingly, investors are encouraged to use GAAP measures when evaluating the Company’s financial performance.

Tenet Healthcare Corporation
Financial Statements and Reconciliations
Q1’22 Earnings Release

TENET HEALTHCARE CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

(Dollars in millions except per share amounts)	Three Months Ended March 31,
	2022	%	2021	%	Change
Net operating revenues	$4,745	100.0%	$4,781	100.0%	(0.8)%
Grant income	6	0.1%	31	0.6%	(80.6)%
Equity in earnings of unconsolidated affiliates	46	1.0%	42	0.9%	9.5%
Operating expenses:
Salaries, wages and benefits	2,182	46.0%	2,201	46.0%	(0.9)%
Supplies	785	16.5%	804	16.8%	(2.4)%
Other operating expenses, net	942	19.9%	1,072	22.4%	(12.1)%
Depreciation and amortization	203	4.3%	224	4.7%
Impairment and restructuring charges, and acquisition-related costs	16	0.3%	20	0.4%
Litigation and investigation costs	20	0.4%	13	0.3%
Net losses on sales, consolidation and deconsolidation of facilities	1	—%	—	—%
Operating income	648	13.7%	520	10.9%
Interest expense	(227)		(240)
Other non-operating income, net	—		10
Loss from early extinguishment of debt	(43)		(23)
Income from continuing operations, before income taxes	378		267
Income tax expense	(99)		(45)
Income from continuing operations, before discontinued operations	279		222
Discontinued operations:
Income from operations	1		—
Income from discontinued operations	1		—
Net income	280		222
Less: Net income available to noncontrolling interests	140		125
Net income available to Tenet Healthcare Corporation common shareholders	$140		$97
Amounts available to Tenet Healthcare Corporation common shareholders
Income from continuing operations, net of tax	$139		$97
Income from discontinued operations, net of tax	1		—
Net income available to Tenet Healthcare Corporation common shareholders	$140		$97
Earnings per share available to Tenet Healthcare Corporation common shareholders:
Basic
Continuing operations	$1.29		$0.91
Discontinued operations	0.01		—
	$1.30		$0.91
Diluted
Continuing operations	$1.27		$0.90
Discontinued operations	0.01		—
	$1.28		$0.90
Weighted average shares and dilutive securities outstanding (in thousands):
Basic	107,483		106,309
Diluted	112,020		108,065

TENET HEALTHCARE CORPORATION
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	March 31,	December 31,
(Dollars in millions)	2022	2021
ASSETS
Current assets:
Cash and cash equivalents	$1,405	$2,364
Accounts receivable	2,916	2,770
Inventories of supplies, at cost	391	384
Assets held for sale	19	—
Other current assets	1,397	1,557
Total current assets	6,128	7,075
Investments and other assets	3,385	3,254
Deferred income taxes	2	65
Property and equipment, at cost, less accumulated depreciation and amortization	6,296	6,427
Goodwill	9,352	9,261
Other intangible assets, at cost, less accumulated amortization	1,487	1,497
Total assets	$26,650	$27,579

LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$132	$135
Accounts payable	1,114	1,300
Accrued compensation and benefits	813	896
Professional and general liability reserves	272	254
Accrued interest payable	255	203
Contract liabilities	776	959
Other current liabilities	1,306	1,362
Total current liabilities	4,668	5,109
Long-term debt, net of current portion	14,719	15,511
Professional and general liability reserves	803	791
Defined benefit plan obligations	414	421
Deferred income taxes	36	36
Contract liabilities - long-term	14	15
Other long-term liabilities	1,582	1,439
Total liabilities	22,236	23,322
Commitments and contingencies
Redeemable noncontrolling interests in equity of consolidated subsidiaries	2,358	2,203
Equity:
Shareholders’ equity:
Common stock	8	8
Additional paid-in capital	4,765	4,877
Accumulated other comprehensive loss	(233)	(233)
Accumulated deficit	(1,074)	(1,214)
Common stock in treasury, at cost	(2,410)	(2,410)
Total shareholders’ equity	1,056	1,028
Noncontrolling interests	1,000	1,026
Total equity	2,056	2,054
Total liabilities and equity	$26,650	$27,579

TENET HEALTHCARE CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOW
(Unaudited)

	Three Months Ended
(Dollars in millions)	March 31,
	2022	2021
Net income	$280	$222
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	203	224
Deferred income tax expense	63	24
Stock-based compensation expense	16	14
Impairment and restructuring charges, and acquisition-related costs	16	20
Litigation and investigation costs	20	13
Net losses on sales, consolidation and deconsolidation of facilities	1	—
Loss from early extinguishment of debt	43	23
Equity in earnings of unconsolidated affiliates, net of distributions received	21	28
Amortization of debt discount and debt issuance costs	8	9
Pre-tax income from discontinued operations	(1)	—
Other items, net	(64)	(7)
Changes in cash from operating assets and liabilities:
Accounts receivable	(151)	(53)
Inventories and other current assets	181	130
Income taxes	29	19
Accounts payable, accrued expenses, contract liabilities and other current liabilities	(360)	(87)
Other long-term liabilities	(21)	6
Payments for restructuring charges, acquisition-related costs, and litigation costs and settlements	(56)	(51)
Net cash provided by operating activities	228	534
Cash flows from investing activities:
Purchases of property and equipment	(155)	(121)
Purchases of businesses or joint venture interests, net of cash acquired	(40)	(25)
Proceeds from sales of facilities and other assets	148	13
Proceeds from sales of marketable securities, long-term investments and other assets	6	6
Purchases of marketable securities and equity investments	(19)	(11)
Other items, net	—	(7)
Net cash used in investing activities	(60)	(145)
Cash flows from financing activities:
Repayments of other borrowings	(879)	(541)
Proceeds from other borrowings	2	4
Debt issuance costs	(3)	—
Distributions paid to noncontrolling interests	(135)	(119)
Proceeds from sale of noncontrolling interests	4	6
Purchases of noncontrolling interests	(14)	(2)
Medicare advances and grants received by unconsolidated affiliates, net of recoupment	—	19
Other items, net	(102)	(61)
Net cash used in financing activities	(1,127)	(694)
Net decrease in cash and cash equivalents	(959)	(305)
Cash and cash equivalents at beginning of period	2,364	2,446
Cash and cash equivalents at end of period	$1,405	$2,141
Supplemental disclosures:
Interest paid, net of capitalized interest	$(166)	$(190)
Income tax payments, net	$(8)	$(2)

TENET HEALTHCARE CORPORATION
SEGMENT REPORTING
(Unaudited)

	Three Months Ended
(Dollars in millions)	March 31,
	2022	2021
Net operating revenues (1) :
Ambulatory Care	$738	$646
Hospital Operations and other (prior to inter-segment eliminations)	3,798	3,947
Conifer
Tenet	115	122
Other clients	209	188
Total Conifer revenues	324	310
Inter-segment eliminations	(115)	(122)
Total	$4,745	$4,781

Equity in earnings of unconsolidated affiliates:
Ambulatory Care	$42	$38
Hospital Operations and other	4	4
Total	$46	$42

Adjusted EBITDA (including grant income):
Ambulatory Care	$282	$257
Hospital Operations and other	514	434
Conifer	92	86
Total	$888	$777

Adjusted EBITDA margins (including grant income):
Ambulatory Care	38.2%	39.8%
Hospital Operations and other	13.5%	11.0%
Conifer	28.4%	27.7%
Total	18.7%	16.3%

Adjusted EBITDA margins (excluding grant income):
Ambulatory Care	37.9%	37.8%
Hospital Operations and other	13.4%	10.4%
Conifer	28.4%	27.7%
Total	18.6%	15.5%

Capital expenditures:
Ambulatory Care	$21	$8
Hospital Operations and other	132	110
Conifer	2	3
Total	$155	$121

(1) Net operating revenues include the impact of implicit price concessions and bad debts

TENET HEALTHCARE CORPORATION
Additional Supplemental Non-GAAP disclosures
Table #1 – Reconciliations of Net Income Available to Tenet Healthcare Corporation
Common Shareholders to Adjusted Net Income Available from Continuing Operations to Common Shareholders
(Unaudited)

(Dollars in millions except per share amounts)	Three Months Ended
	March 31,
	2022	2021
Net income available to Tenet Healthcare Corporation common shareholders	$140	$97
Net income from discontinued operations	1	—
Net income from continuing operations	139	97
Less: Impairment and restructuring charges, and acquisition-related costs	(16)	(20)
Litigation and investigation costs	(20)	(13)
Net losses on sales, consolidation and deconsolidation of facilities	(1)	—
Loss from early extinguishment of debt	(43)	(23)
Tax impact of above items	6	13
Adjusted net income available from continuing operations to common shareholders	$213	$140

Diluted earnings per share from continuing operations	$1.27	$0.90
Less: Impairment and restructuring charges, and acquisition-related costs	(0.14)	(0.19)
Litigation and investigation costs	(0.18)	(0.12)
Net losses on sales, consolidation and deconsolidation of facilities	(0.01)	—
Loss from early extinguishment of debt	(0.38)	(0.21)
Tax impact of above items	0.05	0.12
Adjusted diluted earnings per share from continuing operations	$1.93	$1.30

Weighted average basic shares outstanding (in thousands)	107,483	106,309
Weighted average dilutive shares outstanding (in thousands)	112,020	108,065

TENET HEALTHCARE CORPORATION
Additional Supplemental Non-GAAP disclosures
Table #2 – Reconciliations of Net Income Available to Tenet Healthcare Corporation
Common Shareholders to Adjusted EBITDA
(Unaudited)

(Dollars in millions)	Three Months Ended
	March 31,
	2022	2021
Net income available to Tenet Healthcare Corporation common shareholders	$140	$97
Less: Net income available to noncontrolling interests	(140)	(125)
Income from discontinued operations, net of tax	1	—
Income from continuing operations	279	222
Income tax expense	(99)	(45)
Loss from early extinguishment of debt	(43)	(23)
Other non-operating income, net	—	10
Interest expense	(227)	(240)
Operating income	648	520
Litigation and investigation costs	(20)	(13)
Net losses on sales, consolidation and deconsolidation of facilities	(1)	—
Impairment and restructuring charges, and acquisition-related costs	(16)	(20)
Depreciation and amortization	(203)	(224)
Adjusted EBITDA	$888	$777

Net operating revenues	$4,745	$4,781

Net income available to Tenet Healthcare Corporation common shareholders as a % of net operating revenues	3.0%	2.0%

Adjusted EBITDA as a % of net operating revenues (Adjusted EBITDA margin)	18.7%	16.3%

TENET HEALTHCARE CORPORATION
Additional Supplemental Non-GAAP disclosures
Table #3 – Reconciliations of Net Cash Provided by Operating Activities to Free Cash Flow and Adjusted Free Cash Flow from Continuing Operations
(Unaudited)

(Dollars in millions)
	Q1’22	Q1’21
Net cash provided by operating activities	$228	$534
Purchases of property and equipment	(155)	(121)
Free cash flow	73	413
Add back: Medicare Advance Repayments	194	—
Free cash flow, excluding repayment of Medicare Advances	$267	$413

Net cash used in investing activities	$(60)	$(145)
Net cash used in financing activities	$(1,127)	$(694)

Net cash provided by operating activities	$228	$534
Less: Payments for restructuring charges, acquisition-related costs, and litigation costs and settlements	(56)	(51)
Adjusted net cash provided by operating activities from continuing operations	284	585
Purchases of property and equipment	(155)	(121)
Adjusted free cash flow – continuing operations	129	464
Add back: Medicare Advance Repayments	194	—
Adjusted free cash flow – continuing operations, excluding repayments of Medicare Advances	$323	$464

TENET HEALTHCARE CORPORATION
Additional Supplemental Non-GAAP disclosures
Table #4 – Reconciliations of Outlook Net Income Available to Tenet Healthcare Corporation Common Shareholders to Outlook Adjusted EBITDA
(Unaudited)

(Dollars in millions)	Q2’22		FY 2022
	Low	High	Low	High
Net income available to Tenet Healthcare Corporation common shareholders	$104	$144	$491	$666
Less: Net income available to noncontrolling interests	(135)	(155)	(590)	(630)
Income tax expense	(90)	(100)	(365)	(400)
Interest expense	(225)	(215)	(880)	(870)
Loss from early extinguishment of debt(1)	(1)	(1)	(44)	(44)
Other non-operating income (expense), net	—	5	—	10
Impairment and restructuring charges, acquisition-related costs, and litigation costs and settlements(2)	(30)	(20)	(125)	(75)
Depreciation and amortization	(210)	(220)	(875)	(900)
Loss from divested and closed businesses (i.e., health plan businesses)	(5)	—	(5)	—
Adjusted EBITDA	$800	$850	$3,375	$3,575

Net operating revenues	$4,800	$5,000	$19,500	$19,900
Net income available to Tenet Healthcare Corporation common shareholders as a % of operating revenues	2.2%	2.9%	2.5%	3.3%
Adjusted EBITDA as a % of net operating revenues (Adjusted EBITDA margin)	16.7%	17.0%	17.3%	18.0%

(1)    The Company does not generally forecast losses from the early extinguishment of debt because the Company does not believe that it can forecast this item with sufficient accuracy since it is indeterminable at the time the Company provides its financial Outlook. The figures shown relate to the $824 million of debt retired by the Company with available cash on hand to date in 2022.

(2)    The figures shown represent the Company's estimate for restructuring charges plus the actual year-to-date results for impairment and restructuring charges, acquisition-related costs, and litigation costs and settlements. The Company does not generally forecast impairment charges, acquisition-related costs, and litigation costs and settlements because it does not believe that it can forecast these items with sufficient accuracy since some of these items are indeterminable at the time the Company provides its financial Outlook.

TENET HEALTHCARE CORPORATION
Additional Supplemental Non-GAAP disclosures
Table #5 – Reconciliations of Outlook Net Income Available to Tenet Healthcare Corporation Common Shareholders to Outlook Adjusted Net Income Available from Continuing Operations to Common Shareholders
(Unaudited)

(Dollars in millions except per share amounts)	Q2’22		FY 2022
	Low	High	Low	High
Net income available to Tenet Healthcare Corporation common shareholders	$104	$144	$491	$666
Net income from discontinued operations, net of tax	—	—	—	—
Net income from continuing operations	104	144	491	666
Less: Impairment and restructuring charges, acquisition-related costs, and litigation costs and settlements(1)	(30)	(20)	(125)	(75)
Loss from early extinguishment of debt(2)	(1)	(1)	(44)	(44)
Loss from divested and closed businesses (i.e., health plan businesses)	(5)	—	(5)	—
Tax impact of above items	10	5	20	10
Adjusted net income available from continuing operations to common shareholders	$130	$160	$645	$775

Diluted earnings per share from continuing operations	$0.95	$1.30	$4.47	$6.05
Less: Impairment and restructuring charges, acquisition-related costs, and litigation costs and settlements	(0.27)	(0.18)	(1.13)	(0.67)
Loss from early extinguishment of debt	(0.01)	(0.01)	(0.40)	(0.40)
Loss from divested and closed businesses (i.e., health plan businesses)	(0.04)	—	(0.04)	—
Tax impact of above items	0.09	0.04	0.18	0.09
Adjusted diluted earnings per share from continuing operations	$1.18	$1.45	$5.86	$7.03

Weighted average basic shares outstanding (in thousands)	108,000	108,000	108,000	108,000
Weighted average dilutive shares outstanding (in thousands)	112,000	112,000	111,000	111,000

(1)    The figures shown represent the Company's estimate for restructuring charges plus the actual year-to-date results for impairment and restructuring charges, acquisition-related costs, and litigation costs and settlements. The Company does not generally forecast impairment charges, acquisition-related costs, and litigation costs and settlements because it does not believe that it can forecast these items with sufficient accuracy since some of these items are indeterminable at the time the Company provides its financial Outlook.

(2)    The Company does not generally forecast losses from the early extinguishment of debt because the Company does not believe that it can forecast this item with sufficient accuracy since it is indeterminable at the time the Company provides its financial Outlook. The figures shown relate to the $824 million of debt retired by the Company with available cash on hand to date in 2022.

TENET HEALTHCARE CORPORATION
Additional Supplemental Non-GAAP disclosures
Table #6 – Reconciliations of Outlook Net Cash Provided by Operating Activities
to Outlook Free Cash Flow – Continuing Operations and Outlook Adjusted Free Cash
Flow – Continuing Operations
(Unaudited)

(Dollars in millions)	FY 2022
	Low	High
Net cash provided by operating activities	$1,150	$1,450
Purchases of property and equipment – continuing operations	(725)	(775)
Free cash flow – continuing operations	425	675
Add back:
Medicare Advance Repayments	880	880
Payroll Tax Deferral Payments	128	128
Free cash flow excluding repayments of Medicare Advances and Deferred Payroll Tax Payments	$1,433	$1,683

Net cash provided by operating activities	$1,150	$1,450
Less: Payments for restructuring charges, acquisition-related costs and litigation costs and settlements(1)	(150)	(100)
Net cash used in operating activities from discontinued operations	—	—
Adjusted net cash provided by operating activities – continuing operations	1,300	1,550
Purchases of property and equipment – continuing operations	(725)	(775)
Adjusted free cash flow – continuing operations(2)	575	775
Add back:
Medicare Advance Repayments	880	880
Payroll Tax Deferral Payments	128	128
Adjusted free cash flow – continuing operations, excluding repayments of Medicare Advances and Deferred Payroll Tax Payments	$1,583	$1,783
(1)    The figures shown represent the Company's estimate for restructuring payments plus the actual year-to-date payments for restructuring charges, acquisition-related costs, and litigation costs and settlements. The Company does not generally forecast payments for acquisition-related costs, and litigation costs and settlements because it does not believe that it can forecast these items with sufficient accuracy since some of these items are indeterminable at the time the Company provides its financial Outlook.

(2)    The Company’s definition of Adjusted Free Cash Flow does not include other important uses of cash including (1) cash used to purchase businesses or joint venture interests, or (2) any items that are classified as Cash Flows From Financing Activities on the Company’s Consolidated Statement of Cash Flows, including items such as (i) cash used to repay borrowings, and (ii) distributions paid to noncontrolling interests.